Exhibit 10.2
EMPLOYMENT AGREEMENT AMENDMENT 1
     THIS EMPLOYMENT AGREEMENT AMENDMENT 1 (“Amendment”) is made as of December 20, 2010 between HARRIS INTERACTIVE INC., a Delaware corporation (“Company”), and PAVAN BHALLA (“Executive”).
     This Amendment amends the Employment Agreement (“Employment Agreement”) made between Company and Executive effective as of October 4, 2010. All terms of the Employment Agreement, except as amended hereby, remain in full force and effect. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.
1.	Section 4.8 of the Employment Agreement is hereby amended to read in its entirety as follows:
     4.8 Precondition to Post-Termination Payments. As a condition for the payment of any post-Termination Date benefits to be provided hereunder except for Accrued Base Obligations and Accrued Bonus Obligations, prior to the date of any such payment Executive shall deliver to Company a release in favor of Company in the form attached hereto as Exhibit B prior to the 52nd day after the Termination Date (the “Release”). The amounts due prior to the expiration of the revocation period following delivery of the Release that are conditioned on the delivery of the Release shall be paid in a lump sum on the 60th day after the Termination Date.
     IN WITNESS WHEREOF, this Amendment has been executed and delivered as of the date first above written.
[Signature Page Follows]

HARRIS INTERACTIVE INC.
By:	/s/ Kimberly Till
Kimberly Till
President and Chief Executive Officer

/s/ Pavan Bhalla
PAVAN BHALLA